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               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                               December ___, 1996

NATURAL GAS VEHICLE SYSTEMS, INC.
5580 Cherry Avenue
Long Beach, California 90805

Gentlemen:

            You have requested our opinion, as counsel for Natural Gas Vehicle Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2 (File No. 333-14185), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "SEC").

            The Registration Statement relates to the initial public offering by the Company of up to 1,725,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company, including up to 225,000 shares of Common Stock which are subject to a forty-five (45) day over-allotment option granted by the Company to the several underwriters in such public offering.

            We have examined such instruments, documents, records and certificates which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In the course of our examination, we have assumed the following: (i) the authenticity of all documents submitted to us as original documents and the genuineness of all signatures, (ii) the authority of all signatories to sign on behalf of their principals, if any, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, records and certificates we have reviewed. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

            Based on the foregoing examination and solely in reliance thereon, we are of the opinion that the Shares of Common Stock to be issued and sold by the Company have been duly authorized and, when issued and paid for as contemplated by such Registration Statement, will be validly issued, fully paid and non-assessable.

            As you know, we are not licensed to practice law in the State of Delaware, and our opinion in the foregoing paragraph as to Delaware law is based solely on review of the official compilation of the Delaware General Corporation Law.


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NATURAL GAS VEHICLE SYSTEMS, INC.
December ___, 1996
Page 2

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts", within the meaning of such term as used in the Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                    Very truly yours,


                                    ORRICK, HERRINGTON & SUTCLIFFE LLP